UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 29, 2008
First Priority Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania		20-8420347
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 West Liberty Boulevard, Suite 104
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (610) 280-7100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     At the close of business on February 29, 2008, First Priority Financial Corp. (the “Company”) consummated its acquisition of Prestige Community Bank (“Prestige”), a de novo bank headquarted in Newtown, Pennsylvania. Each Prestige shareholder received one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock for each share of Prestige common stock and each Prestige warrant. Prestige, which has a bank branch in Newtown, Pennsylvania and another in Pipersville, Pennsylvania, will operate as a separate division of First Priority Bank, the wholly-owned bank subsidiary of the Company, under the name Prestige Community Bank.
     The Company previously filed a copy of the merger agreement as an appendix to a Form S-4 on December 7, 2007, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of business acquired

To be filed by amendment within 71 days after the filing date of this report.

(b)	Pro forma financial information.

To be filed by amendment within 75 days after the date of the completion of the acquisition.

(d)	Exhibits

99.1 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.
Dated: March 4, 2008	By:	/s/ Mark Myers
Mark Myers
Chief Accounting Officer